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                                                                      EX-99.23.i

                           (THOMPSON HINE LETTERHEAD)


                                 April 29, 2004



The Gateway Trust
3805 Edwards Road, Suite 600
Cincinnati, Ohio  45209

      RE: THE GATEWAY TRUST, FILE NOS. 2-59895 AND 811-02773

Gentlemen:

    A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 38 to The Gateway Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporated by reference the Legal Opinion into Post-Effective Amendment No. 39 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                 Very truly yours,

                                                 /s/ Thompson Hine LLP

                                                 Thompson Hine LLP